_______________________________________________________________________________



                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  January 13, 1997


                              HILLS STORES COMPANY
             (Exact name of registrant as specified in its charter)

        Delaware                     1-9505                  31-1153510
 (State or other juris-           (Commission             (I.R.S. employer
diction of incorporation)         file number)          identification number)

             15 Dan Road                                    02021
        Canton, Massachusetts                             (Zip Code)
(Address of principal executive office)


              Registrant's telephone number, including area code:

                                (617) 821-1000



_______________________________________________________________________________











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Item 5.  Other Events
         ------------

     On January 13, 1997, Hills Stores Company (the "Company") issued a press release reporting its plan to close eight underperforming stores during the first quarter of fiscal 1997. A copy of the Company's press release is filed as an Exhibit to this Report and incorporated by reference herein.



Item 7.  Exhibits
         --------

     The following Exhibit is filed as part of this Report:


Exhibit
Number          Title
------          -----

99.1            Press Release dated January 13, 1997.





                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        HILLS STORES COMPANY


                                        By: /s/ C. Scott Litten
                                            ------------------------------
                                        Name:   C. Scott Litten
                                        Title:  Executive Vice President -
                                                Chief Financial Officer


Dated:  January 20, 1997









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                                 EXHIBIT INDEX

                    Pursuant to Item 601 of Regulation S-K


Exhibit
Number          Title
------          -----

99.1            Press Release dated January 13, 1997.











































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                                                                EXHIBIT 99.1




                                 PRESS RELEASE


FOR IMMEDIATE RELEASE:                              Investor Inquiries, Contact:
----------------------                              John Doyle
                                                    Vice President Treasurer
                                                    Hills Stores Company
                                                    (617) 821-1000 ext. 1694

                                                    Media Inquiries, Contact:
                                                    Kathleen A. Obert
                                                    Senior Vice President
                                                    Edward Howard & Co.
                                                    (216) 781-2400


                   HILLS TAKES STEPS TO IMPROVE PROFITABILITY,
                      CLOSES EIGHT UNDERPERFORMING STORES


CANTON, MASSACHUSETTS, January 13, 1997 - Hills Stores Company (NYSE: HDS) today announced plans to close eight stores during the first quarter of 1997 as part of its initiatives to improve company profitability. The closures--four units in North Carolina, three in Virginia, and one in Ohio--will reduce the chain's overall size from its current operating base of 165 stores to 157 stores. Affected locations are:

     -  High Point, North Carolina        -  Richmond, Virginia (2 Locations)
     -  Winston-Salem, North Carolina     -  Hampton, Virginia
     -  Statesville, North Carolina       -  Hamilton, Ohio
     -  Wilson, North Carolina

Gregory K. Raven, president and chief executive officer, explained the decision. "Most of the affected stores were opened in 1994 and 1995 as part of a "southern" expansion strategy which was unsuccessful and halted in mid-stream. As a result, the penetration level required to successfully compete in these markets was never achieved."

"Each of the eight stores being closed was unprofitable, with their combined annual losses totaling more than $5 million," he continued. "Despite efforts during 1996 to explore methods of improving their performance, we have concluded that we cannot project sufficient improvement to justify the continued invest-ment of resources and attention to them. While the decision to close stores is always difficult, it is a necessary step in the improvement of the overall performance of Hills Stores Company. This allows us to focus resources on our strong core markets."


                                     (more)

HILLS ANNOUNCES STORES CLOSINGS/p.2


Raven went on to explain that the company expects to record a pretax charge of approximately $21 million (approximately $12.5 million after tax, or approximately $1.10 per share) during its fourth fiscal quarter which ends February 1, 1997 to provide for the estimated costs of impairment of long-lived assets and of store closings, including costs for employee severance, disposal of inventories and store assets, and lease termination. These estimates are preliminary and are subject to change as the closings and lease termination negotiations proceed.

Store employees were notifed of the plans this morning. Going-out-of-business sales will begin shortly. All eight stores are expected to close by late March or early April.

The nation's eighth largest discount retailer, Hills has annual sales of approximately $2 billion and currently operates 165 stores in 12 Midwestern and Mid-Atlantic states. Hills has a well-established reputation for providing broad assortments of quality merchandise at discount prices to budget-conscious families. The company is known for its strength in current family apparel fashions, for offering a far larger selection of toys than other discounters, and for its extensive lines of seasonal merchandise. Hills has administrative offices in Canton, Massachusetts; Aliquippa, Pennsylvania; and Youngstown, Ohio; a fashion apparel buying office in New York City; and a distribution center in Columbus, Ohio.


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